Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

October 19, 2004

Ventas, Inc.

10350 Ormsby Park Place, Suite 300

Louisville, Kentucky 40223

Re:	Registration Statement on Form S-3 (file no. 333-119261)

Ladies and Gentlemen:

We have acted as counsel to Ventas, Inc., a Delaware corporation (“Ventas”), Ventas Realty, Limited Partnership, a Delaware limited partnership (“Ventas LP”), Ventas Capital Corporation, a Delaware corporation (“Ventas Capital”), Ventas LP Realty, L.L.C., a Delaware limited liability company (“Ventas LLC”), Ventas Healthcare Properties, Inc., a Delaware corporation (“Ventas Healthcare Properties”), Ventas TRS, LLC, a Delaware limited liability company (“Ventas TRS”), the subsidiary guarantors listed on Schedule I hereto (collectively, the “Additional Delaware Subsidiary Guarantors”) and the subsidiary guarantors listed on Schedule II hereto (collectively, the “Additional Non-Delaware Subsidiary Guarantors,” and, together with Ventas, Ventas LP, Ventas Capital, Ventas LLC, Ventas Healthcare Properties, Ventas TRS and the Additional Delaware Subsidiary Guarantors, the “Registrants”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the guarantees (the “Subsidiary Guarantees”) by the Additional Delaware Subsidiary Guarantors and the Additional Non-Delaware Subsidiary Guarantors (collectively, the “Subsidiary Guarantors”) of up to $599,100,000 aggregate principal amount of senior and subordinated debt securities of Ventas LP and Ventas Capital (the “Debt Securities”). The Subsidiary Guarantees may be issued from time to time by the Subsidiary Guarantors after the registration statement to which this opinion is an exhibit (the “Registration Statement”) becomes effective.

We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the Indenture, dated as of April 17, 2002, among Ventas LP, Ventas Capital, the Guarantors named therein and U.S. Bank National Association, as trustee, incorporated by reference as exhibit 4.12.1 to the Registration Statement, (ii) the Indenture, dated as of April 17, 2002, among Ventas LP, Ventas Capital, the Guarantors named therein and U.S. Bank National Association, as trustee, incorporated by reference as exhibit 4.13.1 to the Registration Statement (items (i) and (ii) collectively, the “Existing Indentures”), (iii) the form of senior indenture (the

Ventas, Inc.

October 19, 2004

“Senior Indenture”) incorporated by reference as exhibit 4.10 to the Registration Statement, (iv) the form of subordinated indenture (the “Subordinated Indenture”) incorporated by reference as exhibit 4.11 to the Registration Statement, (v) resolutions adopted by the respective boards of directors of Ventas and each of the Additional Delaware Subsidiary Guarantors with respect to the Registration Statement, and (vi) certain organizational documents of Ventas and the Additional Delaware Subsidiary Guarantors. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by officials of the Registrants and statements of fact contained in the documents we have examined.

A.	Based on the foregoing, and subject to the qualifications and assumptions set forth below, we are of the opinion that:

1. Assuming the taking of appropriate partnership action by Ventas LP; the taking of appropriate corporate action by Ventas Capital; the taking of appropriate corporate, partnership or company action, as the case may be, by each Additional Delaware Subsidiary Guarantor and each Additional Non-Delaware Subsidiary Guarantor; the effectiveness of the Registration Statement under the Act; the qualification of the Senior Indenture or Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939; the compliance with the “blue sky” laws of certain states; the due execution and delivery by Ventas LP and Ventas Capital, as issuers thereunder, the Additional Delaware Subsidiary Guarantors and the Additional Non-Delaware Subsidiary Guarantors, as guarantors thereunder, and the other parties thereto of the Senior Indenture and the Subordinated Indenture; the due execution and delivery by the parties thereto of each amendment of or supplement to the Senior Indenture or Subordinated Indenture, as the case may be (each such indenture, as so amended or supplemented, being referred to as an “Indenture,” and the trustee under any Indenture being referred to as a “Trustee”); that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement; that any Additional Delaware Subsidiary Guarantees or Additional Non-Delaware Subsidiary Guarantees in the Senior Indenture or the Subordinated Indenture or in any supplement thereto, be consistent with the guarantee provisions set forth in the Existing Indentures; and that any equity securities which may underlie any convertible Debt Securities will be duly and validly authorized and reserved for issuance: (i) the Subsidiary Guarantees with respect to such Indenture will be duly and validly authorized, and (ii) when the Debt Securities are duly executed by Ventas LP and Ventas Capital, authenticated by the relevant Trustee, sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement, and duly endorsed by the applicable Subsidiary Guarantor, the Subsidiary Guarantee of such Debt Securities by such Subsidiary

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October 19, 2004

Guarantor will be a valid and binding obligations of such Subsidiary Guarantor, entitled to the benefits of the relevant Indenture.

B.	The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1. We are members of the bar of the State of New York, and the opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

2. Enforcement of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing, which principles of equity are of general application, and, when applied by a court, might cause such court to, among other things, (A) not allow a creditor to accelerate the maturity of a debt or terminate a forbearance period relating to a debt, or to realize upon any security for the payment of such debt, upon the occurrence of a default deemed immaterial or (B) include a requirement that a creditor or other holder act with reasonableness and good faith.

3. Certain of the remedial provisions, including waivers, with respect to the exercise of remedies contained in any contract or agreement or security or instrument referenced above are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such contract or agreement, taken as a whole.

4. Insofar as any contract or agreement or security or instrument referenced above provides for indemnification or contribution or waivers of rights or defenses,

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October 19, 2004

enforcement thereof may be limited by public policy considerations or other applicable law.

5. We express no opinion as to provisions of any contract or agreement or security or instrument insofar as such provisions relate to: (1) the subject matter jurisdiction of the courts specified therein, if any, to adjudicate any controversy related to such contract or agreement, (2) any waiver of jury trial contained therein, (3) any right of set-off or provision for liquidated damages, (4) any limitations on the effectiveness of oral amendments, modifications, consents and waivers, and (5) any waiver of objection to venue set forth therein with respect to proceedings in the courts specified therein.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of the Offered Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

SCHEDULE I

ADDITIONAL DELAWARE SUBSIDIARY GUARANTORS

Name	State of Formation
ElderTrust Operating Limited Partnership	Delaware
ET Capital Corp.	Delaware
ET Sub-Berkshire Limited Partnership	Delaware
ET Berkshire, L.L.C.	Delaware
Cabot ALF, L.L.C.	Delaware
Cleveland ALF, L.L.C.	Delaware
ET Sub-Heritage Woods, L.L.C.	Delaware
ET GENPAR, L.L.C.	Delaware
ET Sub-Lacey I, L.L.C.	Delaware
ET Sub-Lehigh Limited Partnership	Delaware
ET Lehigh, L.L.C.	Delaware
ET Sub-Lopatcong, L.L.C.	Delaware
ET Pennsburg Finance, L.L.C.	Delaware
ET Sub-Phillipsburg I, L.L.C.	Delaware
ET Sub-Pleasant View, L.L.C.	Delaware
ET Sub-Sanatoga Limited Partnership	Delaware
ET Sanatoga, L.L.C.	Delaware
ET Sub-SMOB, L.L.C.	Delaware
Vernon ALF, L.L.C.	Delaware
ET Wayne Finance, L.L.C.	Delaware
ET Wayne Finance, Inc.	Delaware

SCHEDULE II

ADDITIONAL NON-DELAWARE SUBSIDIARY GUARANTORS

Name	State of Formation
ElderTrust	Maryland
ET Sub-Highgate, L.P.	Pennsylvania
ET Sub-Pennsburg Manor Limited Partnership, L.L.P.	Virginia
ET Sub-Rittenhouse Limited Partnership, L.L.P.	Virginia
ET Sub-Riverview Ridge Limited Partnership, L.L.P.	Virginia
ET Sub-Willowbrook Limited Partnership, L.L.P.	Virginia
ET Sub-Wayne I Limited Partnership, L.L.P.	Virginia